Exhibit 10.7.2
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “FIRST Amendment”) dated and effective as of this 29th day of November, 2007 (the “Effective Date”) amends that certain Lease Agreement dated April 12, 2007, (the “Lease”), between N/S SAWGRASS OFFICE ASSOCIATES, LLC, a Delaware limited liability company is (“Landlord’) and CERAMIC PROTECTION CORPORATION, a Canadian corporation (“Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into the aforedescribed Lease;
     WHEREAS, the Term of the Lease will expire on September 30, 2012; and
     WHEREAS, the Tenant will be entering into a separate lease with the Landlord for certain premises known as Building J within the Sawgrass Technology Park (the “Building J Lease”), whose Term will expire on May 31, 2018;
     WHEREAS, the Landlord and Tenant desire to amend the Lease so as to extend the Term of the Lease in order to, among other things, to make it co-terminus with the Building J Lease; and
     NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Recitals. The Recitals to this First Amendment are true and correct and are hereby incorporated herein.
     2. Defined Terms. All capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings set forth in the Lease.
     3. Term.
     Tenant shall have and hold the Premises for an additional term of five (5) years and eight (8) months (the “Extension Term”), commencing on October 1, 2012 and expiring on May 31, 2018 (the “Expiration Date”).
     4. Base Rent — Extension Term.
     Tenant agrees to pay Landlord Base Rent for the first year of the Extension Term in the amount of Seven and 21/100 Dollars ($7.21) times the rentable square footage of the Premises as set forth in Section 1.1 of the Lease (the “Base Rent”), payable in twelve (12) equal monthly installments due on or before the first day of each and every month during the first year of the Extension Term. Commencing on the first anniversary of the Extension Term and each and every anniversary thereafter, the Base Rent shall increase by six (6%) percent over the previous year’s Base Rent.

     5. Renewal Option.
     Section 1.3 of the Lease, entitled Option to Renew, is hereby deleted in its entirety, and replaced with the following:
     Section 1.3 Option to Renew
     First Renewal Term
     a. Tenant shall have the option (the “First Renewal Option”) to extend the term of this Lease, for one (1) additional period of five (5) years (being referred to herein as a “First Renewal Term”) upon the terms and conditions contained in this Section if each of the following conditions shall be fully satisfied: (i) At the time of the exercise of the First Renewal Option and at the commencement of the First Renewal Term, this Lease shall be in full force and effect, (ii) the Tenant named in this Lease shall have continuously occupied the Premises, without interruption, sublease or assignment since the original Commencement Date through the date of the commencement of the First Renewal Term, (iii) no event of default shall exist at the time of the exercise of the First Renewal Option or at the commencement of the First Renewal Term, (iv) no facts or circumstances shall exist at the time of the exercise of the First Renewal Option or at the commencement of the First Renewal Term which, with notice and/or lapse of time, could constitute an event of default, (v) Tenant shall have provided written notice to Landlord in accordance with the terms of this Lease of Tenant’s exercise of the First Renewal Option (the “First Renewal Notice”) and such First Renewal Notice shall actually be received by Landlord no later than nine (9) months prior to the commencement of the First Renewal Term, and (vi) prior to the commencement of the First Renewal Term, Tenant shall have executed and delivered to Landlord such documents as may reasonably be requested by Landlord to evidence the extension of the expiration date of the Lease in accordance with this Section 1.3. The First Renewal Notice shall be irrevocable once given by Tenant to Landlord. In the event the Tenant fails to deliver to Landlord the First Renewal Notice as required above, or if the other terms and conditions for the exercise of the First Renewal Option have not been satisfied, then the First Renewal Option shall be null and void and this Lease shall expire or terminate as otherwise provided in the Lease, without regard to any extension contemplated by this Section 1.3.
     b. In the event Tenant qualifies for and duly exercises the First Renewal Option, (i) the five (5) year First Renewal Term shall commence on the day immediately following the original Expiration Date of this Lease and the Expiration Date of the Lease shall thereafter be five (5) years after the commencement of the First Renewal Term, and (ii) all terms and conditions of the Lease shall continue to be applicable to the First Renewal Term except as follows: (A) Base Rent for the First Renewal Term shall be as provided in subsection (c) below, (B) Landlord shall have no obligation to perform any work, pay any amounts (through the reimbursement of costs incurred by Tenant or otherwise), or incur any liability in connection with the build-out, improvement, refurbishment, or modification of the Premises, and (C) the Tenant shall have no further right to extend or renew this Lease, except as provided hereinbelow.
     c. The Base Rent during the first year of the First Renewal Term shall be at ninety-five (95%) percent of the “fair market value”, but in no event shall the Base Rent be less than the preceeding Lease Year. Upon Tenant notifying Landlord that it has exercised its First Renewal Option in accordance with this Section 1.3, Landlord shall notify Tenant of its determination of the then “fair market value” for the Premises. If Tenant disagrees with Landlord’s determination of the fair market value, it shall notify Landlord within ten (10) business days thereafter, and both Landlord and Tenant shall engage the services of independent third party brokers to determine the fair market value. If the fair market value of both brokers are within ten (10%) percent of each other (utilizing the highest of the two rental rates for determination of the ten (10%) percent determination), then the average of the two brokers will be binding fair market value. If the fair market value submitted by the two brokers are not within ten (10%) percent of each other, then the two brokers shall collectively select a third broker to determine the fair market value, and the third broker’s determination, which must be equal to either of the two fair market values submitted by the other two brokers, or in between the two, shall be the binding fair market value. All such brokers shall be licensed in the state of Florida and knowledgeable of the rental rates in the Western Broward market and the costs, if any, associated with the third broker’s determination shall be shared equally between Landlord and Tenant.
     The Base Rent during each year of the First Renewal Term (excluding the first year thereof) shall increase by three (3%) percent over the previous year’s Base Rent.
     d. Notwithstanding anything to the contrary provided in the Lease, Tenant shall accept the Premises in its then “AS IS” condition for the First Renewal Term.
     Second Renewal Term
     e. Provided Tenant has previously exercised its First Renewal Option, Tenant shall have the option (the “Second Renewal Option”) to extend the term of this Lease, for one (1) additional period of five (5) years (being referred to herein as a “Second Renewal Term”) upon the terms and conditions contained in this Section if each of the following conditions shall be fully satisfied: (i) At the time of the exercise of the Second Renewal Option and at the commencement of the Second Renewal Term, this Lease shall be in full force and effect, (ii) the Tenant named in this Lease shall have continuously occupied the Premises, without interruption, sublease or assignment since the original Commencement Date through the date of the commencement of the Second Renewal Term, (iii) no event of default shall exist at the time of the exercise of the Second Renewal Option or at the commencement of the Second Renewal Term, (iv) no facts or circumstances shall exist at the time of the exercise of the Second Renewal Option or at the commencement of the Second Renewal Term which, with notice and/or lapse of time, could constitute an event of default, (v) Tenant shall have provided written notice to Landlord in accordance with the terms of this Lease of Tenant’s exercise of the Second Renewal Option (the “Second Renewal Notice”) and such Second Renewal Notice shall actually be received by Landlord no later than nine (9) months prior to the commencement of the Second Renewal Term, and (vi) prior to the commencement of the Second Renewal Term, Tenant shall have executed and delivered to Landlord such documents as may reasonably be requested by Landlord to evidence the extension of the expiration date of the Lease in accordance with this Section 1.3. The Second Renewal Notice shall be irrevocable once given by Tenant to Landlord. In the event the Tenant fails to deliver to Landlord the Second Renewal Notice as required above, or if the other terms and conditions for the exercise of the Second Renewal Option have not been satisfied, then the Second Renewal Option shall be null and void and this Lease shall expire or terminate as otherwise provided in the Lease, without regard to any extension contemplated by this Section 1.3.

     f. In the event Tenant qualifies for and duly exercises the Second Renewal Option, (i) the five (5) year Second Renewal Term shall commence on the day immediately following the original Expiration Date of the First Renewal Term and the Expiration Date of the Lease shall thereafter be five (5) years after the commencement of the Second Renewal Term, and (ii) all terms and conditions of the Lease shall continue to be applicable to the Second Renewal Term except as follows: (A) Base Rent for the Second Renewal Term shall be as provided in subsection (g) below, (B) Landlord shall have no obligation to perform any work, pay any amounts (through the reimbursement of costs incurred by Tenant or otherwise), or incur any liability in connection with the build-out, improvement, refurbishment, or modification of the Premises, and (C) the Tenant shall have no further right to extend or renew this Lease.
     g. The Base Rent during the first year of the Second Renewal Term shall be at ninety-five (95%) percent of the “fair market value”, but in no event shall the Base Rent be less than the preceeding Lease Year. Upon Tenant notifying Landlord that it has exercised its Second Renewal Option in accordance with this Section 1.3, Landlord shall notify Tenant of its determination of the then “fair market value” for the Premises. If Tenant disagrees with Landlord’s determination of the fair market value, it shall notify Landlord within ten (10) business days thereafter, and both Landlord and Tenant shall engage the services of independent third party brokers to determine the fair market value. If the fair market value of both brokers are within ten (10%) percent of each other (utilizing the highest of the two rental rates for determination of the ten (10%) percent determination), then the average of the two brokers will be binding fair market value. If the fair market value submitted by the two brokers are not within ten (10%) percent of each other, then the two brokers shall collectively select a third broker to determine the fair market value, and the third broker’s determination, which must be equal to either of the two fair market values submitted by the other two brokers, or in between the two, shall be the binding fair market value. All such brokers shall be licensed in the state of Florida and knowledgeable of the rental rates in the Western Broward market and the costs, if any, associated with the third broker’s determination shall be shared equally between Landlord and Tenant.
     The Base Rent during each year of the Second Renewal Term (excluding the first year thereof) shall increase by three (3%) percent over the previous year’s Base Rent.
     h. Notwithstanding anything to the contrary provided in the Lease, Tenant shall accept the Premises in its then “AS IS” condition for the Second Renewal Term.
     6. Brokers. Landlord and Tenant represent and warrant to each other that there are no brokers rendering services in connection with this transaction other than Stiles Realty Co. and Florida Trust Realty, Inc., accordingly, no other commissions, finders fee or other similar remuneration shall be due in connection with this First Amendment. The parties shall defend, indemnify and hold each other harmless from and against any damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) arising from or in connection with any claims for such fees or other remuneration made by any other broker or finder in connection with this transaction.
     7. Miscellaneous. This First Amendment shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. This First Amendment represents the entire understanding of the parties regarding the subject matter hereof and supersedes any/all other conflicting or inconsistent prior agreements between the parties. The terms and provisions of this First Amendment cannot be terminated, modified, or amended orally or by course of conduct or dealing or in any manner except in a writing that is signed by the party against whom enforcement is sought. This First Amendment shall be construed in accordance with the laws of the State of Florida, exclusive of its choice of law principles.
     8. Authority of Tenant. Tenant and the signatory executing this First Amendment on its behalf represent and warrant that this First Amendment has been duly authorized, executed, and delivered by and on behalf of tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.
     9. Ratification; Coordination. Except as specifically amended herein, all the terms, covenants, conditions and provisions set forth in the Lease, as amended, are hereby ratified and reaffirmed in all respects. Tenant has no demands, claims (matured or unmatured), losses, rights of set off or deduction asserted or assert able against Landlord in any manner relating to the Lease, as amended, arising in connection with the Entire Premises or the Building. In the event of any conflict between the terms and provisions of the Lease, as amended, and the terms and provisions of this First Amendment, this First Amendment shall govern and control.
     IN WITNESS WHEREOF, the parties have executed this First Amendment.

CERAMIC PROTECTION CORPORATION
a Canadian corporation

	By:	/s/ Stephen Giordanella

	Name:	Stephen Giordanella
	Title:	C.E.O.
/s/ Grimie Villarreal
Grimie Villarreal	Date:	November 29, 2007

Print Name

/s/ Neil Schwartzman
Neil Schwartzman
Print Name

N/S SAWGRASS OFFICE ASSOCIATES, LLC
a Delaware limited liability company

	By:	SCP Sawgrass, LLC a Florida limited liability company, its managing member

	By:	Stiles Capital Partners I, Ltd., a Florida limited partnership, its managing member

		By:	SCP I GP, LLC a Florida limited liability company, its general partner

/s/ David Chavon		By:	/s/ Rocco Ferrera

David Chavon		Name:	Rocco Ferrera,
Print Name		Its:	Vice President
/s/ Melissa Bayersdoffer		Date:	November 30, 2007
Melissa Bayersdoffer
Print Name

5